    As filed with the Securities and Exchange Commission on February 8, 2001
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            GRIC COMMUNICATIONS, INC.
           (Exact name of the registrant as specified in its charter)

           DELAWARE                                          77-0368092
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                            GRIC COMMUNICATIONS, INC.
                             1421 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                    (Address of principal executive offices)

                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                JOSEPH M. ZAELIT
                SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION
                           AND CHIEF FINANCIAL OFFICER
                            GRIC COMMUNICATIONS, INC.
                             1421 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 955-1920
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                              Horace L. Nash, Esq.
                               H. Daniel Kim, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED             PROPOSED
                                              AMOUNT          MAXIMUM               MAXIMUM             AMOUNT OF
                                              TO BE       OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED         SHARE                 PRICE                FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value            1,725,375(1)        $2.17(2)           $3,744,063.75          $936.02(3)
----------------------------------------------------------------------------------------------------------------------

               TOTAL                                                                                    $936.02
----------------------------------------------------------------------------------------------------------------------

(1) Represents (i) 1,529,410 additional shares available for grant under the registrant's 1999 Equity Incentive Plan, of which (a) 979,826 shares represent an automatic increase in the number of shares reserved for issuance under the registrant's 1999 Equity Incentive Plan effective January 1, 2001 equal to 5% of the registrant's outstanding shares of common stock as of December 31, 2000, and (b) 549,584 shares represent shares that have been reserved and unissued under the registrant's 1995 Stock Option Plan and 1997 Stock Option Plan that have become available for grant under the registrant's 1999 Equity Incentive Plan, and (ii) 195,965 additional shares available for purchase under the registrant's 1999 Employee Stock Purchase Plan, all of which amount represent an automatic increase in the number of shares reserved for issuance under the registrant's 1999 Employee Stock Purchase Plan effective January 1, 2001 equal to 1% of the registrant's outstanding shares of common stock as of December 31, 2000.

(2) Estimated as of February 7, 2001 in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART II
                                     -------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)  The registrant's latest annual report on Form 10-K filed pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which contains audited financial statements for the registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

     (c) The description of the registrant's common stock set forth under the caption "Description of Capital Stock" on pages 64 through 67 of the prospectus included in the registrant's registration statement on Form S-1, File No. 333-87497, filed with the Commission on September 21, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not  applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

          - for any breach of the director's duty of loyalty to registrant or its stockholders;
          - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
          - under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); and
          - for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the registrant's bylaws also provide that:

          - the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
          - the registrant may indemnify its agents as set forth in the Delaware General Corporation Law, unless otherwise required by law, our certificate of incorporation or agreement;
          - the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
          -    the rights conferred in the bylaws are not exclusive; and
          - the registrant may not retroactively amend the bylaws provisions relating to indemnity.

     The registrant has entered into indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant's certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Section 7 of the Underwriting Agreement relating to the registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-87497), which provides for the indemnification of officers, directors and controlling persons of the registrant against certain liabilities. The indemnification provision in the registrant's certificate of incorporation, bylaws and the indemnity agreements entered into between the registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising under the Securities Act.

     The registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

     See also the undertakings set out in response to Item 10.

     Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

                                    DOCUMENT

1. Form of Indemnification Agreement between the registrant and each of its directors and executive officers (incorporated by reference to Exhibit
     10.01 to the registrant's registration statement on Form S-1, File No. 333-87497, filed with the Commission on September 21, 1999).

     Reference is also made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:


                  EXHIBIT DOCUMENT                                                                NUMBER
                  ----------------                                                                ------
The registrant's Second Amended and Restated Certificate of Incorporation........................  4.01

The registrant's First Amended and Restated Bylaws...............................................  4.02

Fifth Amended and Restated Registration Rights Agreement dated November 12, 1999.................  4.03

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. CONSULTANTS AND ADVISORS.

     Not applicable.

ITEM 9. EXHIBITS.



EXHIBIT                                    EXHIBIT
NUMBER                                     TITLE
-------                                    -----
4.01     The registrant's Second Amended and Restated Certificate of
         Incorporation (incorporated by reference to Exhibit 3.04 to the registrant's registration statement on Form S-1, File No. 333-87497, filed with the Commission on September 21, 1999 (the "Form S-1")).

4.02 The registrant's First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.02 to the Form S-1).

4.03     Fifth Amended and Restated Registration Rights Agreement dated November
         12, 1999, among the registrant and the security holders listed in the agreement (incorporated by reference to Exhibit 4.02 to the Form S-1).

4.04     Form of specimen certificate for the registrant's common stock
         (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.05 The registrant's 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Form S-1).

4.06 The registrant's 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to the Form S-1).

5.01     Opinion of Fenwick & West LLP.

23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02    Consent of Ernst & Young LLP, independent accountants.

24.01    Power of Attorney (see page 6).


ITEM 10.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 8th day of February, 2001.


                                  GRIC COMMUNICATIONS, INC.


                                  By:   /s/ HONG CHEN
                                      ---------------------------------------
                                      Dr. Hong Chen
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph M. Zaelit and David L. Teichmann, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.


               SIGNATURE                                  TITLE                                  DATE
               ---------                                  -----                                  ----
PRINCIPAL EXECUTIVE OFFICER:

   /s/ HONG CHEN                           President, Chief Executive Officer             February 8, 2001
-------------------------------------      and Director
Dr. Hong Chen

PRINCIPAL FINANCIAL OFFICER

   /s/ JOSEPH M. ZAELIT                   Senior Vice President, Finance and              February 8, 2001
-------------------------------------     Administration and Chief Financial
Joseph M. Zaelit                          Officer

PRINCIPAL ACCOUNTING OFFICER
                                                                                          February 8, 2001
   /s/ KIM S. SILVERMAN                   Corporate Controller
-------------------------------------
Kim S. Silverman

ADDITIONAL DIRECTORS:

   /s/ ROGER L. PEIRCE                    Chairman                                        January 17, 2001
-------------------------------------
Roger L. Peirce

   /s/ BHARAT DAVE                        Director                                        January 17, 2001
-------------------------------------
Bharat Dave


                                       6






-------------------------------------     Director
Thomas Denys

   /s/ YEN-SON (PAUL) HUANG               Director                                        January 26, 2001
-------------------------------------
Dr. Yen-Son (Paul) Huang

   /s/ KHENG NAM LEE                      Director                                        January 26, 2001
-------------------------------------
Kheng Nam Lee

   /s/ LYNN Y. LIU                        Director                                        January 19, 2001
-------------------------------------
Lynn Y. Liu

   /s/ STANLEY J. MERESMAN                Director                                        January 16, 2001
-------------------------------------
Stanley J. Meresman

EXHIBIT INDEX
-------------


EXHIBIT                            EXHIBIT
NUMBER                              TITLE
------                              -----
5.01           Opinion of Fenwick & West LLP.

23.01          Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02          Consent of Ernst & Young LLP, independent accountants.

24.01          Power of Attorney (see page 6).